UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  May 10, 2001

NPC INTERNATIONAL, INC.
(Exact name of registrant is specified in its charter)

Kansas
(State of Incorporation)

0-13007	48-0817298
(Commission Identification No.)	(IRS Employer Identification No.)

720 West 20th Street, Pittsburg, Kansas  66762
(Address of principal executive office  Zip Code)

Registrant's telephone number:  (620) 231-3390

ITEM 5.  OTHER EVENTS

     On May 10, 2001, the Company issued a press release disclosing that the Board of Directors of the Company approved an Agreement and Plan of Merger between the Company and Mergeco, Inc., a corporation controlled by O. Gene Bicknell, under which all of the outstanding common stock of the company will be acquired, other than the shares owned by Mergeco's stockholders, for $11.55 per share in cash. The Press Release is filed with this report as Exhibit 99.1 and incorporated herein by reference. The Agreement and Plan of Merger is filed with this report as Exhibit 99.2 and incorporated herein by reference.

     The Company also announced in the press release an agreement in principal among parties to litigation filed in connection with the proposed Merger. The Memorandum of Understanding is filed with this report as Exhibit 99.3.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a.)	Financial statements of business acquired

Not applicable.

(b.)	Pro forma financial information

Not applicable.

(c.)	Exhibits

The exhibits set forth on the Index to Exhibits on page 3 are incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NPC INTERNATIONAL, INC.

DATED:  May 18, 2001

By:	/s/ TROY D. COOK
Troy D. Cook Sr. Vice President Finance Chief Financial Officer Principal Financial Officer

INDEX TO EXHIBITS

		PAGE NO.
EXHIBIT		IN THIS
NO.	DESCRIPTION	FILING

99.1	Press Release of Registrant dated May 10, 2001	4

99.2	Agreement and Plan of Merger, dated May 10, 2001, by and between Mergeco, Inc. and NPC International, Inc.	5

99.3	Memorandum of Understanding, dated May 10, 2001.	44